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                                                                   EXHIBIT 10.15
                          Non-Recourse Promissory Note

$75,013                                                           May 17, 1999


      FOR VALUE RECEIVED, Hugh Davis (the "Maker"), hereby promises to pay to GREENFIELD ONLINE, INC. (the "Payee"), the principal amount of Seventy Five Thousand Thirteen Dollars ($75,013) on May 17, 2004 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the unpaid principal amount from time to time outstanding hereunder at the rate of 5.3% per annum, compounded annually based on a year of 360 days. Such interest shall be payable together with principal, when and as paid, with the final payment of interest to be payable together with all outstanding principal hereunder on the Maturity Date. In addition, the Maker promises to pay additional interest at 7.3% per annum on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Maker with respect to the payment thereof shall be discharged.

      The Maker may, at his sole option, at any time and from time to time prepay this Note, without penalty, in whole or in part, together with interest on the principal amount so prepaid to the date of such prepayment.

      The Maker shall make a mandatory prepayment (each, a "Mandatory Prepayment") in an amount equal to 100% of any and all dividends, distributions and other payments (including the proceeds of any sale, transfer or other disposition) paid on or with respect to the Pledged Collateral securing this Note pursuant to the Pledge Agreement dated as of the date hereof between the Maker and the Payee (as amended, the "Pledge Agreement"). Each such Mandatory Prepayment shall be due and payable immediately upon receipt thereof by the Maker and shall be applied first to interest on this Note accrued and unpaid as of the date of the Mandatory Prepayment and then to the principal amount of this Note then outstanding.

      The Payee shall be entitled to the rights and security granted by the Maker to the Payee pursuant to the Pledge Agreement.

      Payment of both the principal of and interest on this Note shall be made by check mailed to such office as the holder of this Note shall designate in writing to the Maker.

      Should the principal of or interest on this Note become due and payable on other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate per annum herein specified during such extension. The term "business day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York.
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      In case of the occurrence of any of the following events (each, an "Event of Default"):

            (i) default shall be made in the payment of principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date, pursuant to a Mandatory Prepayment or by acceleration hereof or otherwise;

            (ii) the Maker shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator, (B) admit in writing his inability to pay his debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) file a voluntary petition, or have filed against him a petition, in bankruptcy or petition or answer seeking a reorganization or an arrangement with his creditors, or (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against him in any proceeding under any such law;

            (iii) an order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker, or appointing a receiver, trustee or liquidator for the Maker;

            (iv) the Maker shall become or be in default under the provisions of
      (A) this Note, (B) the Pledge Agreement or the Employment Agreement dated as of the date hereof, between the Maker and the Payee, in each case as the same may hereafter be amended and in effect from time to time, or (C) any other material agreement between the Maker and the Payee or any of its affiliates or between the Maker and the holder hereof or any of its affiliates (which default under such other material agreement is not cured within 10 days from the date of notice hereof to the Maker); or

            (v) the Maker shall experience a termination of employment with the Payee for any reason or shall die;

then, (1) in the case of clauses (i), (iv) and (v) of this Note, the holder of this Note may, upon written notice to the Maker or his estate or executor, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and (2) in the case of clauses (ii) and (iii) of this Note, this Note shall forthwith become due and payable both as to principal and interest, automatically without any action on the part of the holder hereof and without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

      The Payee hereby acknowledges and agrees that the Payee's sole recourse against the Maker shall be limited to the Pledged Collateral (as defined in the Pledge Agreement).

      The provisions hereof shall be binding upon and inure to the benefit of the holder of this Note and its successors and assigns. This Note may not be assigned or transferred by the Maker.



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      The Maker agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the holder of this Note in collecting or enforcing this Note, whether in connection with a reorganization, bankruptcy or other similar proceeding or upon default.

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            This Note shall be governed by the laws of the State of New York applicable to contracts made and to be performed therein.


                                                         /s/
                                    ------------------------------------------
                                                   Hugh Davis



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